Exhibit 99.2

1347 CAPITAL CORP. COMPLETES $40 MILLION INITIAL PUBLIC OFFERING

Itasca, IL - July 21, 2014 – 1347 Capital Corp. (NASDAQ: TFSCU) (“1347 Capital” or the “Company”), a company formed for the purpose of entering into a merger, share exchange, asset acquisition or other similar business combination with one or more businesses or entities, today announced that it has completed its previously announced initial public offering of 4,000,000 units at a price of $10.00 per unit for total gross proceeds of $40 million. Each unit issued consists of one share of common stock, one right to receive one-tenth of a share of common stock automatically on the consummation of an initial business combination, and one warrant to acquire one-half of one share of common stock at a price of $11.50 per full share of common stock.

1347 Capital has also granted the representative of the underwriters a 45-day option to purchase up to 600,000 additional units to cover over-allotments, if any.

The units trade on The NASDAQ Capital Market (“Nasdaq”) under the symbol “TFSCU.” The securities comprising the units will begin separate trading on October 13, 2014, unless EarlyBirdCapital, Inc. determines that an earlier date is acceptable. Once the securities comprising the units begin separate trading, the common stock, warrants and rights are expected to be traded on Nasdaq under the symbols “TFSC,” “TFSCW” and “TFSCR,” respectively.

EarlyBirdCapital, Inc. acted as sole book-running manager for the offering.

Aegis Capital Corp. acted as co-manager for the offering.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on July 15, 2014. This offering was made only by means of a prospectus. Copies of the prospectus relating to this offering may be obtained by contacting EarlyBirdCapital, Inc., 275 Madison Avenue, Suite 1203, New York, New York 10016. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About 1347 Capital Corp.

1347 Capital Corp. is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a target business will not be limited to a particular industry or geographic region, although it intends to focus efforts on seeking a business combination with a company or companies operating in or providing services to the insurance industry.

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July 21, 2014

Forward-Looking Statements

This press release includes “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect 1347 Capital management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, please refer to the Risk Factors section of 1347 Capital's registration statement and prospectus for its offering filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

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